Exhibit  4.6

                      FORM OF SALE PARTICIPATION AGREEMENT
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                                                  __________________,  ______


To:  The  Person  whose  name
     and  address  are  set  forth
     on  the  signature  page  hereof

Dear  Sir  or  Madam:

     You have entered into a Management Stockholder's Agreement, dated as of ____________ __, _______(the "Stockholder's Agreement") with Borden Chemical,
                                 -----------------------
Inc.,  a New Jersey corporation (the "Company"), relating to the purchase by you
                                      -------
from  the  Company  of  shares  of  common  stock, par value $.01 per share (the
"Common  Stock"),  of  the  Company.   In connection therewith, Borden Holdings,
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Inc.  and  certain  of  its  affiliates  who own Common Stock (collectively, the
"Parents") hereby agree with you as follows, effective upon your purchase of Common Stock:

     1. In the event that at any time either of the Parents proposes to sell for cash or any other consideration any shares of Common Stock of the Company owned by it, in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to an affiliate of KKR Associates, such Parent will notify you or your Purchaser's Estate or Purchaser's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the
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material  terms of the Proposed Sale as of the date of the Notice (the "Material
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Terms")  promptly,  and  in  any  event  not  less  than  15  days  prior to the
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consummation  of  the Proposed Sale and not more than 5 days after the execution of  the  definitive  agreement  relating to the Proposed Sale, if any (the "Sale
                                                                           ----
Agreement").  If  within  10  days  of  your  or  your  Purchaser's  Estate's or
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Purchaser's  Trust's,  as  the  case  may be, receipt of such Notice such Parent receives from you or your Purchaser's Estate or Purchaser's Trust, as the case may be, a written request (a "Purchaser Request") to include Common Stock held
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by  you  or your Purchaser's Estate or Purchaser's Trust, as the case may be, in the Proposed Sale (which Purchaser Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and such Parent), the Common Stock held by you will be so included as provided herein; provided that only one Purchaser Request,
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which  shall be executed by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, may be delivered with respect to any Proposed Sale for all Common Stock held by you or your Purchaser's Estate or Purchaser's Trust. Promptly after the consummation of the transactions contemplated thereby, such Parent will furnish you, your Purchaser's Trust or your Purchaser's Estate, as the case may be, with a copy of the Sale Agreement, if any.

     2. The number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale pursuant to a Purchaser Request will be the lesser of (a) the sum of the number of shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then vested or would become vested as a result of the consummation of the Proposed Sale and (b) the sum of the shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are entitled to acquire under an unexercised option to purchase shares of Common Stock, whether or not fully vested, multiplied by a percentage calculated by dividing the aggregate number of shares of Common Stock which the Parents propose to sell in the Proposed Sale by the total number of shares of Common Stock owned by the Parents. If one or more holders of shares of Common Stock who have been granted the same rights granted to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted  to include in a Proposed Sale (the "Eligible Shares"), the Parents or
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such  remaining  holders  of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to this Paragraph 2 for the purpose of determining the number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale. The Parents may sell in the Proposed Sale additional shares of Common Stock owned by it equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

     3. If any of the Parents receives an offer from a person to purchase in a Proposed Sale (a) at least a majority of the shares of Common Stock then outstanding or (b) all or substantially all of the shares of Common Stock owned by such Parent, and such offer is accepted by such Parent, then each of you, your Purchaser's Estate and your Purchaser's Trust hereby agrees that, if requested by any Parent ("Parent Request"), you, your Purchaser's Estate and
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your  Purchaser's  Trust  will  sell in such Proposed Sale on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to such Parent, the number of shares of Common Stock equal to the number of shares of Common Stock owned by you, your Purchaser's Estate and your Purchaser's Trust (plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then vested or would become vested as a result of the consummation of the Proposed Sale) multiplied by (x) in the case of a Proposed Sale described in clause (a) above, the percentage of the then outstanding shares of Common Stock to which the Proposed Sale is applicable or (y) in the case of a Proposed Sale described in clause (b) above, the percentage of the shares of Common Stock owned by such Parent to which the Proposed Sale is applicable.


     4. (a) Except as may otherwise be provided herein, shares of Common Stock subject to a Purchaser Request or a Parent Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which such Parent proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions, adjustments to purchase price and expenses; the provision of, and representation and warranty as to, information requested by such Parent; and the provision of requisite indemnifications; provided that
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any  fees,  commissions,  adjustments  to  purchase  price,  expenses  or indemnification provided by you, your Purchaser's Estate or your Purchaser's Trust shall be on a pro rata basis in proportion with the number of shares of Common Stock to be sold.

            (b) In the event of a transaction (such as a merger or consolidation) involving the Company which results in a Change of Control (as defined in Section 15 of the Stockholder's Agreement) but is not a Proposed Sale (a "Proposed Transaction"), you agree on behalf of yourself, your Purchaser's
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Estate  and  your  Purchaser's  Trust  to  bear your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Parent.

            (c) Your pro rata share of any amount pursuant to Paragraphs 4(a) or (b) shall be based upon the number of shares of Common Stock owned by you, your Purchaser's Estate and your Purchaser's Trust plus the number of shares of Common Stock you would have the right to acquire under unexercised options which are then vested or would become vested as a result of the Proposed Sale or Proposed Transaction.

            (d) The Parents shall be entitled to estimate the amount of fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any Proposed Sale or Proposed Transaction and to withhold such amounts from payments to be made to you, your Purchaser's Estate and your Purchaser's Trust at the time of closing of such Proposed Sale or Proposed Transaction; provided that, (i) such estimate shall not preclude the Parents from recovering additional amounts from you, your Purchaser's Estate and your Purchaser's Trust in respect of such fees, commissions, adjustments to purchase price, expenses or indemnities and (ii) the Parents shall reimburse you, your Purchaser's Estate and your Purchaser's Trust to the extent actual amounts are ultimately less than the estimated amounts.

     5. Upon delivering a Purchaser Request or receiving a Parent Request, you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, if requested by any of the Parents, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to such Parent with respect to the shares of Common Stock which are to be sold by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, pursuant hereto (a "Custody
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Agreement  and Power of Attorney").  The Custody Agreement and Power of Attorney
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will  provide,  among  other  things,  that  you  or  your Purchaser's Estate or
Purchaser's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, behalf with respect to the matters specified therein.

     6. Your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, right pursuant hereto to participate in a Proposed Sale shall be contingent on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, strict compliance with each of the provisions hereof and your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, willingness to execute such documents in connection therewith as may be reasonably requested by such Parent.

     7. The obligations of the Parents hereunder shall extend only to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and no other of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, successors or assigns shall have any rights pursuant hereto.

     8. This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder's Agreement).

     9. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

      If to Borden Holdings, Inc. or BDS Two, Inc., to them at the following address:

                              2711 Centerville Road
                       One Little Falls Centre, Suite 202
                           Wilmington, Delaware 19808


with  copies  to:

                          Kohlberg Kravis Roberts & Co.
                               9 West 57th Street
                            New York, New York 10019
                            Attn: John K. Saer, Jr.
                                      -and-

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                          Attn: David J. Sorkin, Esq.




      If  to  you, to you at the address set forth on the signature page hereof;

      If to your Purchaser's Estate or Purchaser's Trust, at the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

     10. THE LAWS OF THE STATE OF NEW JERSEY SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW. ANY SUIT, ACTION OR PROCEEDING AGAINST YOU WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF, MAY BE BROUGHT
IN  ANY  COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK,
AS THE PARENTS MAY ELECT IN ITS SOLE DISCRETION, AND YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT. YOU HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH YOU MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. NO SUIT, ACTION OR PROCEEDING AGAINST ANY OF THE PARENTS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK, AND YOU HEREBY IRREVOCABLY WAIVE ANY RIGHT WHICH YOU MAY OTHERWISE HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. THE PARENTS HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING.

     11. If any of the Parents transfers its interest in the Company to an affiliate of such Parent, such affiliate shall succeed to all of such Parent's rights and obligations hereunder. Upon any merger or consolidation of any of the Parents with the Company or any liquidation of any of the Parents, the stockholder or stockholders of such Parent shall succeed to all of such Parent's rights and obligations hereunder.

     12. It is the understanding of the undersigned that you are aware that no Proposed Sale or Proposed Transaction presently is contemplated and that such a transaction may never occur.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




     If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.



                                              Very  truly  yours,

                                              BORDEN  HOLDINGS,  INC.


                                              By---------------------------
                                                Name:
                                                Title:

                                              BDS  TWO,  INC.


                                              By---------------------------
                                                Name:
                                                Title:

 Accepted  and  agreed  to:

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(Signature)

Address:
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